EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

ARGYLE SECURITY, INC.,

CERTAIN STOCKHOLDERS

AND

THE PURCHASERS NAMED HEREIN

DATED AS OF JANUARY 8, 2009

TABLE OF CONTENTS

SECURITIES PURCHASE AGREEMENT			1

ARTICLE I PURCHASE AND SALE OF SECURITIES			1
Section	1.1	Purchase and Sale of Securities	1
Section	1.2	Payment	2
Section	1.3	[Intentionally Omitted]	2
Section	1.4	Closing Date	2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY			2
Section	2.1	Organization and Qualification	2
Section	2.2	Authorization; Enforcement	2
Section	2.3	Capitalization	3
Section	2.4	Issuance of Securities	3
Section	2.5	Subsidiaries	4
Section	2.6	No Conflicts; Government Consents and Permits	4
Section	2.7	SEC Documents, Financial Statements	5
Section	2.8	Disclosure Controls and Procedures	6
Section	2.9	Accounting Controls	6
Section	2.10	Absence of Litigation	6
Section	2.11	Intellectual Property Rights	7
Section	2.12	Placement Agents	7
Section	2.13	Investment Company	7
Section	2.14	No Material Adverse Change	7
Section	2.15	OTC Bulletin Board	8
Section	2.16	Acknowledgment Regarding Purchasers’ Purchase of Shares	8
Section	2.17	Insurance	8
Section	2.18	Foreign Corrupt Practices	8
Section	2.19	Private Placement	9
Section	2.20	No Registration Rights	9
Section	2.21	Taxes	9
Section	2.22	Real and Personal Property	9
Section	2.23	Application of Takeover Protections	10
Section	2.24	No Manipulation of Stock	10
Section	2.25	Related Party Transactions	10
Section	2.26	Contracts	10
Section	2.27	Sarbanes-Oxley Act	12
Section	2.28	Books and Records	12
Section	2.29	Employee Benefit Plans; Employee Matters	13
Section	2.30	Environmental Laws	13
Section	2.31	Board Approval	13
Section	2.32	Full Disclosure	13
Section	2.33	No Undisclosed Events or Liabilities	13
Section	2.34	Validity of Lock-Ups	14

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ARTICLE III PURCHASER’S REPRESENTATIONS AND WARRANTIES			14
Section	3.1	Investment Purpose	14
Section	3.2	Purchaser Status; Questionnaires	14
Section	3.3	Reliance on Exemptions	14
Section	3.4	Acknowledgement of Risk	15
Section	3.5	Transfer or Sale	15
Section	3.6	Legends	15
Section	3.7	Authorization; Enforcement	17
Section	3.8	Residency	17
Section	3.9	Brokers	17
Section	3.10	Compliance with OFAC Rules and Regulations	17
Section	3.11	Compliance with Certain Laws	17
Section	3.12	Political Figures	17

ARTICLE IV COVENANTS			18
Section	4.1	Reporting Status	18
Section	4.2	Expenses	18
Section	4.3	Securities Laws Disclosure; Publicity	18
Section	4.4	Sales by Purchasers	18
Section	4.5	Reservation of Common Stock	19
Section	4.6	Pledge of the Shares or the Conversion Shares	19
Section	4.7	Use of Proceeds	19
Section	4.8	Preservation of Lock-Ups	19

ARTICLE V CONDITIONS TO CLOSING			20
Section	5.1	Conditions to Obligations of the Company at the Closing	20
Section	5.2	Conditions to Purchasers’ Obligations at Closing	20

ARTICLE VI REGISTRATION RIGHTS			22
Section	6.1	[Intentionally Omitted]	22
Section	6.2	Piggy-Back Registration	22
Section	6.3	Holdback Agreements	23
Section	6.4	Registration Procedures	24
Section	6.5	Registration Expenses	28
Section	6.6	Indemnification; Contribution	29
Section	6.7	Additional Covenants and Agreements of the Company	31
Section	6.8	Transfers of Registration Rights	31
Section	6.9	Waiver of Registration Rights	32

ARTICLE VII ADDITIONAL AGREEMENTS			32
Section	7.1	Contractual Preemptive Rights	32
Section	7.2	Certain Rights of First Offer	33
Section	7.3	Co-Sale Provisions	34
Section	7.4	Right of First Refusal	36
Section	7.5	Redemption of Notes	38
Section	7.6	Information	38

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ARTICLE VIII DEFINITIONS			38
Section	8.1	Definitions	38
Section	8.2	Certain Interpretations	42

ARTICLE IX GOVERNING LAW; MISCELLANEOUS			42
Section	9.1	Governing Law; Jurisdiction; Waiver of Jury Trial	42
Section	9.2	Counterparts; Signatures by Facsimile or .PDF	43
Section	9.3	Headings	43
Section	9.4	Severability	43
Section	9.5	Entire Agreement; Amendments	43
Section	9.6	Notices	43
Section	9.7	Successors and Assigns	44
Section	9.8	Third Party Beneficiaries	44
Section	9.9	Further Assurances	44
Section	9.10	No Strict Construction	44
Section	9.11	Equitable Relief	45
Section	9.12	Survival of Representations and Warranties	45
Section	9.13	Independent Nature of Purchasers’ Obligations and Rights	45

EXHIBIT A SCHEDULE OF PURCHASERS FOR THE CLOSING			1

EXHIBIT B FORM OF CERTIFICATE OF DESIGNATION			1

EXHIBIT C FORM OF CLOSING LEGAL OPINION			1

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated as of January 8, 2009 (this “Agreement”), is entered into by and among the Purchasers listed on Exhibit A, together with their permitted transferees (each, a “Purchaser” and collectively the “Purchasers”), Argyle Security, Inc., a Delaware corporation (the “Company”), and, solely for the purposes of Section 7.3 hereof, Sam Youngblood, Ron Chaimovski and Bob Marbut (together, with their Affiliates, the “Stockholders”).

RECITALS

A.          The Company has authorized 90,000,000 shares of capital stock, which includes 89,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

B.           The Company is willing to sell to the Purchasers shares of its Series B Convertible Preferred Stock (“Series B Preferred Stock”), the rights, powers and privileges of which are contained in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (“Certificate of Designation”) attached hereto as Exhibit B, and duly authorized by the Company’s board of directors on January 6, 2009 and filed with the Secretary of State of the State of Delaware on January 8, 2009.

C.           The Purchasers are willing to purchase from the Company the number of shares of Series B Preferred Stock set forth on Exhibit A (collectively, the “Shares”) on the terms and subject to the conditions and in reliance upon the representations, warranties, covenants and agreements of the Company set forth herein.

D.          The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

E.           The capitalized terms used in this Agreement and not otherwise defined have the meanings given them in Article VIII.

In consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE I
Purchase and Sale of Securities

Section 1.1               Purchase and Sale of Securities.  Subject to the terms and conditions contained herein, on the Closing Date (as defined below), the Company will issue and sell to each Purchaser listed on Exhibit A, and each such Purchaser will, severally and not jointly, purchase from the Company the number of Shares set forth opposite such Purchaser’s name on Exhibit A in exchange for the aggregate Purchase Price set forth opposite such Purchaser’s name on Exhibit A.  The purchase price for each Share shall be One Hundred and Ten Dollars ($110) (the “Purchase Price”).

Section 1.2               Payment.  On the Closing Date, each Purchaser will pay the aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds on behalf of the Company to The PrivateBank in accordance with wire instructions provided by The PrivateBank to the Purchasers prior to the Closing in partial payment of the indebtedness of ISI to The PrivateBank as contemplated by Section 4.7.  At the Closing, the Company will deliver to each Purchaser a certificate evidencing the number of Shares set forth opposite such Purchaser’s name on Exhibit A, in the name of such Purchaser, or in the name of a nominee designated by such Purchaser, against delivery of the aggregate Purchase Price on the Closing Date.

Section 1.3               [Intentionally Omitted].

Section 1.4               Closing Date.  The closing of the sale of the Shares to the Purchasers (the “Closing”) will take place at the offices of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas 77002, at 10:00 a.m. local time on the date hereof or at such other date and location mutually agreed by the Purchasers and the Company (the “Closing Date”).

ARTICLE II
Representations And Warranties Of The Company

The Company hereby represents and warrants to the Purchasers that, except as set forth on the disclosure schedules delivered by the Company to the Purchasers in connection with this Agreement (the “Disclosure Schedules”), which schedules shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and correct as of the date hereof.  As used herein, the phrase “to the Company’s knowledge” or similar statements to that effect shall mean to the actual knowledge of the following individuals as of the date hereof:  Bob Marbut, Don Neville, Ron Chaimovski and Sam Youngblood.

Section 2.1              Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business and is in good standing in Texas, which is the only jurisdiction, other than the state of its incorporation, in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such corporate power and authority or qualification.

Section 2.2              Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof and to issue the Conversion Shares in accordance with the terms of the Certificate of Designation. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally, (ii) as enforceability may be subject to general principles of equity and (iii) as rights to indemnity and contribution may be limited by state or federal securities Laws or public policy underlying such Laws.

Section 2.3              Capitalization.  The authorized capital stock of the Company, as of January 8, 2009, but immediately prior to the Closing, consisted of 89,000,000 shares of Common Stock, par value $0.0001 per share, of which 5,969,342 shares were issued and outstanding and 1,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 18,750 were issued and outstanding and designated Series A Preferred Stock and 27,273 of which were designated Series B Preferred Stock, none of which were issued and outstanding.  All of the issued and outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized, validly issued, fully paid, and nonassessable, and were issued in compliance with applicable securities Laws.  Except as set forth in Section 2.3 of the Disclosure Schedules and the Shares, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exercisable or exchangeable for, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.  In addition, except as forth in Section 2.3 of the Disclosure Schedules and the Common Stock issuable upon conversion of the Shares, there are no shares of the Company’s capital stock reserved for issuance.  The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Bylaws (the “Bylaws”), as in effect on the date hereof, are each filed as exhibits to the SEC Documents. Except as set forth in Section 2.3 of the Disclosure Schedules, or as contemplated by this Agreement, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or for which the Company otherwise has knowledge.  The Company has consummated a “Business Combination” within the meaning of Article Sixth of the Certificate of Incorporation such that the provisions of (A) through (E) of such Article Sixth shall have ceased to apply including, without limitation, the cessation of any right of any holder of IPO Shares (as defined in the Certificate of Incorporation) to require the redemption of such IPO Shares by the Company for cash.

Section 2.4              Issuance of Securities.  The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.  The Conversion Shares have been duly and validly reserved and upon issuance in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens or encumbrances (including preemption rights) caused or created by the Company or its Subsidiaries.  Assuming the accuracy of all representations and warranties of the Purchasers set out in Article III, the offer and issuance by the Company of the Shares and the Conversion Shares are exempt from registration under the Securities Act and all applicable state securities Laws.

Section 2.5            Subsidiaries.  Set forth on Section 2.5 of the Disclosure Schedules is a list of each corporation, partnership, limited liability company, joint venture or other entity, showing as to each such entity the percentage of the total equity interest thereof which is owned, directly or indirectly, by the Company (individually, a “Subsidiary,” and collectively, the “Subsidiaries”). All outstanding equity interest of such Subsidiary owned by the Company or another Subsidiary are validly issued, fully paid, and nonassessable, and the Company, or such other Subsidiary, as applicable, has good and marketable title thereto free and clear of any liens or encumbrances.  Each such Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction under which it is formed and has full requisite entity power and authority to own its property and carry on its business as presently conducted by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.  Neither the Company nor any such Subsidiary has issued or sold any options, warrants, calls, or commitments of any kind relating to any equity security in such Subsidiary which remain outstanding.

Section 2.6               No Conflicts; Government Consents and Permits

.

(a)          The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares, will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or similar or comparable organizational documents of any Subsidiary, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any rights of notice, consent, termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Company or any Subsidiary is a party or, or (iii) except for (A) any notice filings required to be made under federal or state securities Laws in connection with an exemption from the registration requirements thereof and (B) any required filings or notifications regarding quotation on the OTC Bulletin Board,  result in a violation of any Law (including United States federal and state securities Laws and regulations and regulations of any self-regulatory organizations to which the Company or any Subsidiary or their respective securities are subject) applicable to the Company or any Subsidiary, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not have a Material Adverse Effect.  Except as set forth in Section 2.6(a) of the Disclosure Schedules, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares, will not be deemed a change of control under any agreement, instrument, or indenture to which the Company or any Subsidiary is a party.

(b)          Except for filings or registrations as may be required by Article VI, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and any notice filings required to be made under United States federal or state securities Laws in connection with an exemption from the registration requirements thereof, and any required filings or notifications regarding quotation on or to maintain good standing with the OTC Bulletin Board.

(c)          The business of the Company and its Subsidiaries has not been and is not being conducted in violation of any Law of any Governmental Entity except for violations as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(d)          The Company and its Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their respective businesses as now being conducted, except for such franchises, permits, licenses or similar authorities, the lack of which would not have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries have received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority.

Section 2.7                SEC Documents, Financial Statements.  Except as set forth in Section 2.7 of the Disclosure Schedules, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act since the Company’s initial public offering (all of the foregoing filed at least ten (10) days prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company (including the consolidated financial statements of the Company and its Subsidiaries, as applicable) included in the SEC Documents (the “Financial Statements”) and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, they may be condensed or summary statements or may conform to the SEC’s rules and instructions for reports on Form 10-Q or similar form) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).  All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary is a party, or the property or assets of the Company or any Subsidiary are subject, have been filed as exhibits to the SEC Documents.

Section 2.8                Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or Rule 15d-15(e) of the Exchange Act) that are effective in all material respects to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s chief executive officer and chief financial officer. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) of the Exchange Act), including, but not limited to, any material weaknesses identified by management.

Section 2.9                Accounting Controls.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions of the Company and its Subsidiaries are executed in accordance with management’s general or specific authorization, (ii) transactions of the Company and its Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets of the Company and its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.10              Absence of Litigation.  Except as set forth on Section 2.10 of the Disclosure Schedules, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, to the extent served on the Company or any Subsidiary, or, to the Company’s knowledge, threatened against the Company or any Subsidiary that if determined adversely to the Company or any Subsidiary would have a Material Adverse Effect.  None of the Company, its Subsidiaries nor any of their respective directors or officers is, or within the last five (5) years has been, the subject of any action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the knowledge of the Company, there is not currently pending or contemplated, any investigation by the SEC involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

Section 2.11             Intellectual Property Rights.  The Company or its Subsidiaries have ownership of, or licensee rights to, all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names, copyrights, proprietary rights and processes necessary to enable it to conduct its business as conducted as of the date hereof (the “Intellectual Property”).  To the Company’s knowledge, neither the Company nor any Subsidiary has infringed the intellectual property rights of third parties and no third party is infringing the Intellectual Property, in each case, which could result in a Material Adverse Effect.  Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor, except as disclosed in the SEC Documents, is the Company or any Subsidiary bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names, copyrights, proprietary rights and processes of any other person or entity.  As of the date hereof, there is no claim, action or proceeding pending or, to the Company’s knowledge, threatened, that challenges the right of the Company or its Subsidiaries with respect to any Intellectual Property.  All Intellectual Property (along with application, prosecution and maintenance status) and all contracts and understandings currently in effect relating thereto are set forth in Section 2.11 of the Disclosure Schedules, and there is not any breach or, to the Company’s knowledge, basis for termination or diminution of rights under or with respect to any such agreement of understanding which could result in a Material Adverse Effect.  The Company has taken reasonable efforts to ensure that all persons who have had access to trade secrets or confidential information of the Company or any Subsidiary have signed customary non-disclosure and non-use agreement not containing “residuals” clauses or similar provisions.

Section 2.12              Placement Agents.  Neither the Company nor any Subsidiary has taken any action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Section 2.13              Investment Company

.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an investment company required to register under the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Section 2.14              No Material Adverse Change.  Except (i) as set forth in Section 2.14 of the Disclosure Schedules, (ii) for cash expenditures in the ordinary course of business and (iii) for liabilities, limitations, restrictions and obligations arising from or in connection with this Agreement, there has been, since the filing date of the Company’s Form 10-Q for the quarter ended September 30, 2008, no fact, event, circumstance, nor any change in the assets, business, properties, prospects, financial condition or results of operations of the Company that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.  Except as set forth in Section 2.14 of the Disclosure Schedules, since the filing date of the Company’s Form 10-Q for the quarter ended September 30, 2008, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (iii) the Company has not incurred any liabilities, contingent or otherwise except in the ordinary course of business, except for liabilities arising from or in connection with this Agreement.  The Company has not taken any steps to seek protection pursuant to any bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.  There exists no defaults or events of defaults (with or without due notice or lapse of time or both) by maker or payor under the terms of the Seller Notes.

Section 2.15             OTC Bulletin Board.  The issued and outstanding shares of Common Stock are quoted on OTC Bulletin Board, and except as set forth on Section 2.15 of the Disclosure Schedules, there have been no past proceedings, other than proceedings that have been satisfactorily resolved, and there are no proceedings pending, or, to the Company’s knowledge, threatened, to revoke or suspend the Company’s eligibility for quotation on the OTC Bulletin Board.  The Company is not listed on the OTC Bulletin Board’s list of filing delinquent companies and, except as described in Section 2.15 of the Disclosure Schedules, the Company is in compliance with the requirements of OTC Bulletin Board for continued quotation of the Common Stock thereon and any other OTC Bulletin Board eligibility requirements.

Section 2.16             Acknowledgment Regarding Purchasers’ Purchase of Shares.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement or the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 2.17             Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, including fire, and in such amounts as the Company believes are prudent and customary for a company in the businesses and location in which the Company or its Subsidiaries are engaged.  All such coverage is in full force and effect, and the Company or its Subsidiaries, as applicable, have complied with all material terms and conditions of such coverage, including premium payments.  Neither the Company nor any of its Subsidiaries have received any written notice that the Company or its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires.

Section 2.18             Foreign Corrupt Practices.  Neither the Company, any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, have, in the course of his, her or its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated (or is in violation of) in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or received any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to or from any foreign or domestic government official or employee.

Section 2.19             Private Placement.  Neither the Company, any of its Subsidiaries, any of their respective Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the private placement of the Shares contemplated by this Agreement (the “Offering”) to be integrated with any prior offering by the Company for purposes of the Securities Act or any applicable stockholder approval provisions including, without limitation, under the rules and regulations of any exchange or quotation system on which any of the securities of the Company are listed, designated or quoted.  Neither the Company, any of its Subsidiaries, any of their respective Affiliates, nor any person acting on its or their behalf, has offered or sold, or authorized the offer or sale of, any of the Shares by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.  The Company has not publicly distributed and will not publicly distribute any offering material in connection with the Offering.  The Company has offered the Shares for sale only to the Purchasers.  The Company shall not directly or indirectly take, and shall not permit any of its Subsidiaries or their respective directors or officers to directly or indirectly take, any action (including any offering or sale to any person of the Shares) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the Offering.

Section 2.20              No Registration Rights.  Except as set forth in Section 2.20 of the Disclosure Schedules, (i) no person has the right to (x) prohibit, delay or suspend the Company from filing a Registration Statement or fully performing its obligations under this Agreement with respect thereto or (y) require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement and (ii) no other registration rights exist with respect to the issuance or registration of securities by the Company under the Securities Act that have not been satisfied. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

Section 2.21              Taxes.  The Company and its respective Subsidiaries have filed (or have obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid, whether or not shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect.  The Company and its respective Subsidiaries have complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by Law, have withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

Section 2.22             Real and Personal Property.  Except as set forth in Section 2.22 of the Disclosure Schedules, the Company or its Subsidiaries, as applicable, have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Subsidiaries free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use or marketability of such property by the Company or its Subsidiaries, as appropriate.

Section 2.23            Application of Takeover Protections.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the Laws of the State of Delaware.

Section 2.24             No Manipulation of Stock.  The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Conversion Shares.

Section 2.25             Related Party Transactions.  Except as set forth in Section 2.25 of the Disclosure Schedules, (i) all transactions that have occurred between or among the Company or any Subsidiary, on the one hand, and any of their officers or directors, or any Affiliate of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents in accordance with Regulation S-K under the Securities Act, except with respect to transactions that not required to be disclosed and (ii) any and all contracts or agreements between or among the Company or any Subsidiary, on the one hand, and any of their officers or directors, or any Affiliate of any such officer or director, on the other hand.

Section 2.26              Contracts

(a)          Except for Material Agreements, this Agreement and those agreements as set forth in Section 2.26(a) of the Disclosure Schedules (such agreements so set forth, the “Other Material Agreements”), neither the Company nor any Subsidiary have any agreements, contracts and commitments that are material to the business, financial condition, assets, prospects or operations of the Company. All Material Agreements and Other Material Agreements are valid and enforceable against the Company or its Subsidiaries, as applicable, in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or similar Laws affecting creditors’ rights generally, (ii) as enforceability may be subject to general principles of equity and (iii) as rights to indemnity and contribution may be limited by state or federal securities Laws or public policy underlying such Laws.  Except for Government Contracts (which are subject to the provisions of clauses (d) through (g) of this Section 2.26), neither the Company nor any of its Subsidiaries is in breach of or default under any of the Material Agreements or Other Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement or Other Material Agreement is in breach of or default under such Material Agreement or Other Material Agreements, except in each case, for such breaches or defaults as would not have a Material Adverse Effect.  Except for Government Contracts (which are subject to the provisions of clauses (d) through (g) of this Section 2.26), neither the Company nor any of its Subsidiaries have received any notice of breach or termination of any of the Material Agreements or Other Material Agreements.

(b)          Except as set forth in Section 2.26(b) of the Disclosure Schedules, neither the Company nor any Subsidiary has any debt obligations for borrowed money, including any guarantee of or agreement to acquire any such debt obligations of others, or any power of attorney outstanding or any obligation or liability (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise with respect to the obligation of any corporation, partnership, joint venture, association, organization or other entity.

(c)          Neither the Company nor any Subsidiary is restricted by agreement from carrying on its business anywhere in the world.

(d)          Except as set forth on Section 2.26(d) of the Disclosure Schedules, with respect to each contract, agreement, bid or proposal between the Company or any of its Subsidiaries and any (i) Governmental Entity, including any facilities contract for the use of government-owned facilities or (ii) third party relating to a contract between such third party and any domestic or foreign government or governmental agency (each a “Government Contract”), (A) the Company and each of its Subsidiaries have complied in all material respects with all terms and conditions of such Government Contract, including all clauses, provisions and requirements incorporated expressly by reference, or by operation of law therein, (B) the Company and each of its Subsidiaries have complied in all material respects with all requirements of all Laws, or agreements pertaining to such Government Contract, including where applicable the “Cost Accounting Standards” disclosure statement of the Company or such Subsidiary, (C) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective dates and the Company and its Subsidiaries have complied with all such representations and certifications, (D) neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any law, certification, representation, clause, provision or requirement pertaining to such Government Contract, (E) neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract, (F) other than in the ordinary course of business, no cost incurred by the Company or any of its Subsidiaries pertaining to such Government Contract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any Governmental Entity, and (G) no payments due to the Company or any of its Subsidiaries pertaining to such Government Contract have been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress or other payments received with respect thereto, except for any such failure, noncompliance, inaccuracy, breach, violation, termination, cost, investigation, disallowance or payment contemplated by subsection (A) through (G) above that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)          To the Company’s knowledge, neither the Company nor any of its Subsidiaries or any of their respective directors, officers, employees, consultants or agents is or since December 31, 2004, has been under any administrative, civil or criminal investigation, indictment or audit by any Governmental Entity or under investigation by the Company or any of its Subsidiaries with respect to any alleged improper act or omission arising under or relating to any Government Contract.

(f)          Except as set forth on Section 2.26(f) of the Disclosure Schedules, there exist (i) no material outstanding claims against the Company or any of its Subsidiaries, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Government Contract, and (ii) no material disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act, as amended, or any other federal statute, or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract.  Neither the Company nor any of its Subsidiaries has (i) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, which, if adversely determined against the Company or any Subsidiary would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) any interest in any pending or potential material claim against any Governmental Entity.

(g)          Neither the Company nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other Governmental Entity (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements).  To the Company’s knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding or nonresponsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees.  No payment has been made by or on behalf of the Company or any of its Subsidiaries in connection with any Government Contract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act of 1977, as amended, or similar foreign, state or local Law.

Section 2.27              Sarbanes-Oxley Act.  The Company (and to the extent applicable, each of its Subsidiaries) is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

Section 2.28              Books and Records.  The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in the case of the Company, the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls.

Section 2.29              Employee Benefit Plans; Employee Matters.  The consummation of the transactions effected by this Agreement will not (i) entitle any current or former employee or other service provider of the Company or any Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).  The Company is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, employee benefit plans, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  To the Company’s knowledge, no employees of the Company or any Subsidiary are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. No key employee of the Company or any Subsidiary has given written notice to the Company or any Subsidiary, and the Company is not otherwise aware, that any such key employee intends to terminate his or her employment with the Company or any Subsidiary.

Section 2.30              Environmental Laws.  Neither the Company nor any Subsidiary is in violation in any material respect with any applicable statute, Law or regulation relating to the environment.  Except as set forth on Section 2.30 of the Disclosure Schedules, none of the premises or any properties owned, occupied or leased by the Company or any Subsidiary have been used by the Company or any Subsidiary, or to the Company’s knowledge, by any other Person to manufacture, treat, store, or dispose of any substance that have been designated to be a “hazardous substance” under applicable environmental Laws in violation of any applicable environmental Laws, violation of which would have a Material Adverse Effect.

Section 2.31              Board Approval.  Prior to the date of this Agreement, the Company’s board of directors, at a meeting duly called and held, has (a) determined that the Offering is advisable and in the best interests of the Company and its stockholders, and (b) approved the transactions contemplated by this Agreement, including the Offering.

Section 2.32             Full Disclosure.  To the knowledge of the Company, neither this Agreement nor any certificate delivered in connection with this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained therein not misleading in view of the circumstances under which they were made.

Section 2.33             No Undisclosed Events or Liabilities.  Except for liabilities or obligations (A) otherwise disclosed in this Agreement or the Disclosure Schedules, (B) reflected on the balance sheet in the Company’s Form 10-Q for the quarter ended September 30, 2008, (C) incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, and (D) that have not caused and are not reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect, neither the Company, nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

Section 2.34              Validity of Lock-Ups.  Except as set forth in Section 2.34 of the Disclosure Schedules, each of the lock-up agreements between the Company and certain of its stockholders pursuant to Section 8.5 of the Merger Agreement dated as of December 8, 2006, as amended, by and among Argyle Security Acquisition Corporation, a Delaware corporation, ISI Security Group, Inc., a Delaware corporation, and ISI Detention Contracting Group, Inc., a Delaware corporation (the “Merger Agreement”), is in full force and effect and is valid and enforceable against each stockholder party thereto.   In addition, the Stock Escrow Agreement between the Company and certain of its stockholders dated January 24, 2006 (the “Escrow Agreement”), is in full force and effect and is valid and enforceable against each stockholder party thereto.

ARTICLE III
Purchaser’s Representations And Warranties

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

Section 3.1               Investment Purpose.  The Purchaser is purchasing the Shares for its own account for investment and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing or any arrangement or understanding with any other persons regarding the sale or distribution of the Shares or Conversion Shares, except as contemplated by this Agreement and in compliance with the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Conversion Shares except in accordance with the provisions of Article VI of this Agreement or pursuant to and in accordance with the Securities Act. In making the representation herein, however, the Purchaser does not agree to hold any of the Shares or Conversion Shares for any minimum or other specified term and reserves the right to dispose of the Shares or Conversion Shares at any time in compliance with the Securities Act.

Section 3.2                Purchaser Status; Questionnaires.  At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. All information provided by the Purchaser to the Company (including the Questionnaire provided by the Purchasers to the Company) or a representative thereof in connection with the Purchaser’s purchase of the Shares was accurate and correct when provided or delivered and is accurate and correct as of the date hereof.

Section 3.3                Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

Section 3.4               Acknowledgement of Risk.

(a)          The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Company’s limited operating history; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Shares is limited; (v) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future; and

(b)          The Purchaser is able to bear the economic risk of holding the Shares and the Conversion Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares and the Conversion Shares.

Section 3.5                Transfer or Sale.  The Purchaser understands that:

(a)          the Shares and Conversion Shares have not been and are not being registered under the Securities Act (other than as contemplated in Article VI of this Agreement) or any applicable state securities Laws and, consequently, the Purchaser may have to bear the risk of owning the Shares or Conversion Shares for an indefinite period of time because the Shares or Conversion Shares may not be transferred unless (i) the sale of the Shares or Conversion Shares is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article VI of this Agreement; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares or Conversion Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares or Conversion Shares are sold or transferred pursuant to Rule 144; and

(b)          except as set forth in Article VI of this Agreement, neither the Company nor any other person is under any obligation to register the sale of the Shares or Conversion Shares under the Securities Act or any state or foreign securities Laws or to comply with the terms and conditions of any exemption thereunder.

Section 3.6                Legends.

(a)          The Purchaser understands the certificates representing the Shares and Conversion Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares or Conversion Shares, as applicable):

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR REGULATIONS THEREUNDER, AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY.

(b)          The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares and Conversion Shares (i) following any sale of the Conversion Shares pursuant to an effective registration statement, or (ii) if such Conversion Shares are eligible for sale under Rule 144 without volume limitations or under any no-action letter issued by the SEC (it being understood that the Company may obtain an opinion of counsel with respect to such removal of legend).  Following the time a legend is no longer required for the Conversion Shares hereunder, the Company will, no later than five (5) Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such shares, accompanied by such additional information as the Company or the Company’s transfer agent may reasonably request, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.

(c)          Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the Company will not require an opinion of counsel in connection with the transfer of any Shares or Conversion Shares by a Purchaser to a Person that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and which transfer involves (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; or (iv) an affiliated investment fund transferring to another affiliated investment fund; provided that in each case the transfer is effected in accordance with applicable securities Laws and the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Purchaser hereunder.

Section 3.7                Authorization; Enforcement.  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ and contracting parties’ rights generally, (ii) as enforceability may be subject to general principles of equity and (iii) as rights to indemnity and contribution may be limited by applicable securities Laws or public policy underlying such Laws.

Section 3.8               Residency.  The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on Exhibit A hereto.

Section 3.9               Brokers.  The Purchaser has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage for finder’s fees or agent’s commissions or any similar charges in connection with this Agreement.

Section 3.10             Compliance with OFAC Rules and Regulations.  The rules and regulations administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/offices/enforcement/ofac/.  In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. The Purchaser represents and warrants that, to their knowledge, none of: (a) the Purchaser; (b) any Person controlling or controlled by the Purchaser; (c) any Person having a beneficial interest in the Purchaser; (d) if the Purchaser is not the beneficial owner of all of the Shares, any Person having a beneficial interest in the Shares; or (e) any Person for whom the Purchaser is acting as agent or nominee in connection with this investment in the Shares is a country, territory, individual or entity named on any OFAC list, or is a person or entity prohibited under the OFAC Programs.

Section 3.11              Compliance with Certain Laws.  The Purchaser hereby acknowledges that the Company seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that, to the Purchaser’s knowledge, none of the cash or property that the Purchaser has paid, will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States Law.

Section 3.12              Political Figures.  To the knowledge of the Purchaser, none of: (a) the Purchaser; (b) any Person controlling or controlled by the Purchaser; (c) any Person having a beneficial interest in the Purchaser; (d) if the Purchaser is not the beneficial owner of all of the Shares, any Person having a beneficial interest in the Shares; or (e) any Person for whom the Purchaser is acting as agent or nominee in connection with this investment in the Interest is a senior foreign political figure or any immediate family member or close associate of a senior foreign political figure.

ARTICLE IV
Covenants

Section 4.1                Reporting Status.  The Common Stock is registered under Section 12 of the Exchange Act.  The Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 4.2                Expenses.  On the Closing Date, the Company shall pay the Purchasers reasonable out-of-pocket fees and expenses associated with the preparation, negotiation, execution and delivery of this Agreement and related exhibits and the transactions contemplated hereby and thereby (including reasonable attorneys’, accountants’ and consultant fees) but in no event in excess of $250,000 in the aggregate for all of the Purchasers.  Notwithstanding such reimbursement, the Company acknowledges that it has no ownership right to any diligence materials produced or related advice provided by such attorneys, accountants or consultants to Purchasers.  Except as provided above, the Company is not liable for, and each Purchaser is severally but not jointly liable for, and will pay, its own additional expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, additional attorneys’ fees and consultants’ fees and expenses.

Section 4.3                Securities Laws Disclosure; Publicity.  Except as may be required by Law or the rules of the SEC or OTC Bulletin Board, the Company shall not use the name of, or make reference to, any Purchaser or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Purchaser’s prior written consent.  As soon as practicable after Closing, the Company shall issue a press release disclosing the transaction contemplated hereby.  Such initial press release shall be approved by MML Capital Partners.  On or before the fourth Business Day after the Closing Date (but in any event not prior to the Closing Date), the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the initial press release, in the form required by the Exchange Act, which Current Report and related exhibits will be submitted to MML Capital Partners for review and comment.  Thereafter, so long as this Agreement is in effect, neither the Company nor the Purchasers (whether individually or collectively) shall issue any press release or otherwise make any public statements with respect to this Agreement, the transactions contemplated hereby or the parties hereto without the prior consent of the other party; provided, however, that the Company, on the one hand, and the Purchasers, on the other hand, may, without the prior consent of the other party, issue a press release or make such public statement or such other disclosures as may, upon the advice of counsel, be required by Law or the rules of the SEC or the OTC Bulletin Board if it has used reasonable efforts to consult with the other party.

Section 4.4                Sales by Purchasers.  Except as otherwise provided herein and except for transfers to Affiliates, no Purchaser will make any sale, transfer or other disposition of the Shares without the prior written consent of the Company. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sale of Registrable Securities pursuant to the Registration Statement or otherwise comply with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Purchaser will make any sale, transfer or other disposition of the Shares or the Conversion Shares in violation of United States federal or state securities Laws or the terms of this Agreement.

Section 4.5               Reservation of Common Stock.  As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock to enable issuance of the Conversion Shares.

Section 4.6                Pledge of the Shares or the Conversion Shares.  The Company acknowledges and agrees that the Shares or the Conversion Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares or Conversion Shares.  The pledge of Shares or Conversion Shares shall not be deemed to be a transfer, sale or assignment of the Shares or the Conversion Shares hereunder, and no Purchasers effecting a pledge of the Shares or the Conversion Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided that a Purchaser and its pledgee shall comply with the provisions of this Agreement in order to effect a sale, transfer, or assignment of any such Shares or Conversion Shares to such pledgee, including the pledgee making the representations and warranties in Article III hereof to the Purchaser and/or the Company, as the case may be.  At the expense of the Purchaser pledging such Shares or Conversion Shares, the Company hereby agrees to execute and deliver such documentation as the pledgee of the Shares or Conversion Shares may reasonably request in connection with a pledge of the Shares or Conversion Shares to such pledgee by a Purchaser, so long as such documentation is reasonably satisfactorily to the Company.

Section 4.7                Use of Proceeds.  The Company shall use the gross proceeds of this Offering to pay down $2.5 million of the term loan balance, and $0.5 million of the revolver balance (based upon a $0.5 million drawdown on the revolver on December 31, 2008 and related $0.5 payment on the term loan balance as of the same date) with respect to indebtedness of ISI pursuant to the Loan and Security Agreement dated October 3, 2008, as amended, between ISI and The PrivateBank.  In addition, the payment of expenses in connection with the transactions contemplated hereby, including without limitation any expenses paid by the Company pursuant to Section 4.2, shall be paid for by the Company on the Closing Date out of its existing cash balances prior to the Closing.

Section 4.8               Preservation of Lock-Ups.  Each of the lock-up agreements between the Company and certain of its stockholders pursuant to Section 8.5 of the Merger Agreement and pursuant to Section 4.3 of the Escrow Agreement shall remain in full force and effect until expiring pursuant to the terms thereof and the Company shall not waive any of the provisions thereof without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate number of Shares then held by the Purchasers.

ARTICLE V
Conditions To Closing

Section 5.1             Conditions to Obligations of the Company at the Closing

.  The Company’s obligation to complete the purchase and sale of the Shares and deliver stock certificate(s) to the Purchasers at the Closing is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)           Receipt of Funds.  As directed by the Company and consistent with Sections 1.2 and 4.7, The PrivateBank shall have received from the Purchasers on behalf of the Company in payment of a portion of the Company’s outstanding indebtedness to The PrivateBank under the Company’s senior credit facility and in the full amount of the Purchase Price for the Shares being purchased at the Closing, in immediately available funds, the aggregate amount for the Purchasers set forth on Exhibit A.

(b)           Representations and Warranties; Investor Questionnaire.  The representations and warranties made by the Purchasers in (i) Section 3.7 or (ii) Article III that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the Closing Date.  All other representations and warranties made by the Purchasers in Article III shall be true and correct in all material respects as of the Closing Date.  Further, each Purchaser shall have delivered to the Company a fully completed and executed investor questionnaire in a form reasonably satisfactory to the Company.

(c)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)           No Governmental Prohibition or Third Party Approval.  The sale of the Shares by the Company shall not be prohibited by any Law or governmental order or regulation and any government regulatory consents or approvals, if any, necessary for the sale of the Shares shall have been received.

Section 5.2             Conditions to Purchasers’ Obligations at Closing.  Each Purchaser’s obligation to complete the purchase and sale of the Shares at the Closing is several and not joint and is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)           Representations and Warranties.  The representations and warranties made by the Company in (i) Sections 2.2, 2.3, 2.4 and (ii) in Article II that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the Closing Date.  All other representations and warranties made by the Company in Article II shall be true and correct in all material respects as of the Closing Date.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)           Blue Sky.  The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the Offering.

(d)           Compliance with Laws.  The purchase and issuance of the Shares to each Purchaser hereunder shall be legally permitted by all Laws and regulations to which each Purchaser or the Company is subject, including all applicable federal, state and foreign securities Laws.

(e)           Legal Opinion.  The Company shall have delivered to each Purchaser an opinion, dated as of the Closing Date, from Cox Smith Matthews Incorporated, counsel to the Company and the Subsidiaries, in substantially the form attached hereto as Exhibit C.

(f)           Transfer Agent Instructions.  The Company shall have delivered to its transfer agent irrevocable instructions to issue to each Purchaser or in such nominee name(s) as designated by each such Purchaser in writing one or more certificates representing the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(g)           Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(h)           No Governmental Prohibition.  The sale and issuance of the Shares by the Company at the Closing shall not be prohibited by any Law or governmental order or regulation consents or approvals, if any, necessary for the sale of the Shares shall have been received.

(i)           The PrivateBank Amendment.  The Company shall have delivered to the Purchasers a fully executed copy of the amendment to the Loan and Security Agreement dated October 3, 2008 between ISI and The PrivateBank, on terms no less favorable to the Company and its Subsidiaries than those set forth in the letter agreement between ISI and The PrivateBank dated December 19, 2008.

(j)           Blair Amendment

.  The Company shall have delivered to the Purchasers a fully executed copy of the amendment to the Note and Warrant Purchase Agreement dated October 22, 2004 by and among ISI Detention Contracting Group, Inc., Blair and the guarantors from time to time parties thereto, as amended, which amendment shall reflect the covenant relief set forth in The PrivateBank amendment contemplated by Section 5.2(i) above, but including not less than an additional 10% cushion and such other terms and conditions as are reasonably acceptable to Purchasers.

(k)           Notice of Note Redemption.  The Company shall have delivered to the Purchasers evidence, which shall be in a form reasonably satisfactory to the Purchasers, of delivery of the notice of redemption of the Notes for shares of Common Stock pursuant to the “Redemption of Note by Maker” provision of each of the Notes.

(l)           No Stop Order.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(m)           Officers’ Certificates.  The Company shall have delivered to each Purchaser (i) a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, confirming the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 5.2, and (ii) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to the (i) Certificate of Incorporation, (ii) Bylaws, (iii) incumbency and signatures of the officers executing this Agreement and (iv) resolutions of the Company’s board of directors approving this Agreement and the transactions contemplated hereby.

ARTICLE VI
Registration Rights

Section 6.1            [Intentionally Omitted].

Section 6.2            Piggy-Back Registration

(a)           Piggyback Registration Rights.  If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock by the Company for its own account or for the account of any holder of Common Stock other than the Purchasers (other than a registration statement on Forms S-8 or S-4, or any substitute forms that may be adopted by the SEC or any registration statement filed), then the Company shall give written notice of such proposed filing to the Purchasers as soon as practicable (but in no event less than 15 days before the anticipated filing date of such registration statement), and such notice shall offer the Purchasers the opportunity to register such number of Registrable Securities as the Purchasers may request (a “Piggyback Registration”).  Subject to Section 6.2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering by written notice to the Company within 10 days of receipt of the Company’s notice referred to above; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration for its own account prior to effectiveness of such registration whether or not the Purchasers have elected to include any Registrable Securities in such registration.  In addition, the Purchasers shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(b)           Priority on Piggyback Registration.  The Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 6.2(a) (such Registrable Securities referred to as “Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein.  Notwithstanding the foregoing, the Company shall not be required to include any Piggyback Securities in such offering unless the Purchasers accept the terms of the underwriting agreement between the Company and the managing underwriter(s) and otherwise comply with the provisions of Section 6.8 below.  If the managing underwriter(s) of a proposed underwritten offering advise(s) the Company that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to materially and adversely affect the price or success of the offering, then in such event the securities to be included in such offering shall be allocated:

(i)           If the registration is undertaken for the Company’s account: (A) first, the securities that the Company desires to sell that can be sold without exceeding the maximum number of shares suggested by the underwriters (the “Maximum Number of Shares”); (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities (including the Registrable Securities) as to which registration has been requested pursuant to written contractual piggy-back registration rights (pro rata in accordance with the number of securities which each such person has actually requested to be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and

(ii)           If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the securities (including the Registrable Securities) as to which registration has been requested pursuant to written contractual piggy-back registration rights (pro rata in accordance with the number of securities which each such person has actually requested to be included in such registration) that can be sold without exceeding the Maximum Number of Shares.

Section 6.3              Holdback Agreements

(a)           Restrictions on Public Sale of Registrable Securities.  Following any underwritten public offering of equity securities by the Company or the Purchasers effected pursuant to this Agreement, the Purchasers agree not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to the Registrable Securities, including a sale pursuant to Rule 144, during the 10 days prior to the expected date of “pricing” of such offering and during a period not to exceed 90 days with respect to any such offering, beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) as shall be reasonably requested by the managing underwriter(s) except as part of such registration, and, if and to the extent requested by the managing underwriter(s), the Purchaser agrees to execute an agreement to the foregoing effect with the underwriters for such offering on such terms as the managing underwriter(s) shall reasonably request.

(b)           Restrictions on Public Sale by the Company.  Following any underwritten public offering of equity securities by the Purchasers effected pursuant to this Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to the expected date of “pricing” of such offering and during a period not to exceed 60 days with respect to any such offering, beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration) as shall be reasonably requested by the managing underwriter(s).

(c)           [Intentionally Omitted].

(d)           Suspension of Use of Shelf Registration Statement.  If the Company has filed a “shelf” registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend (but not more than an aggregate of 90 days in any 12-month period), for a reasonable period of time not in excess of 90 days, the offer or sale of Registrable Securities pursuant to such registration statement by any holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such holder pursuant to such registration statement and such holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (ii) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company.  In order to suspend the use of the registration statement pursuant to this Section 6.3(d), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a certificate signed by the Chief Executive Officer of the Company stating that the Company is suspending use of such registration statement pursuant to this Section 6.3(d) and the basis therefor in reasonable detail.

Section 6.4            Registration Procedures.  Whenever the Purchasers have requested that any Registrable Securities be registered pursuant to this Article VI, the Company will, in connection with any such request, as expeditiously as practicable:

(a)        prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided that at least five business days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Purchasers and to one counsel reasonably acceptable to the Company selected by the Purchasers, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

(b)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all Registrable Securities covered by such registration statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Purchasers thereof set forth in such registration statement; provided however that the Purchasers that have been included on a “shelf” registration statement may request that their Registrable Securities be removed from such registration statement, in which event the Company shall as promptly as practicable either withdraw such registration statement or file a post-effective amendment to such registration statement removing such Registrable Securities;

(c)        furnish to the Purchasers such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Purchasers may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d)        notify the Purchasers promptly, and confirm such notice in writing:

(i)          when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law;

(ii)           of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information;

(iii)           of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose;

(iv)           if at any time the representations or warranties of the Company or any Subsidiary contained in any agreement (including any underwriting agreement) contemplated by Section 6.4(i) below cease to be true and correct in any material respect;

(v)           of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi)           of the happening of any event that requires the making of any changes in such registration statement, prospectus or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vii)           of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(e)        use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f)        cooperate with the Purchasers and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;

(g)       use its reasonable best efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as the Purchasers or managing underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchasers or managing underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Purchasers; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g) or (ii) subject itself to taxation in any such jurisdiction, and notify the Purchasers in writing of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities Laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose;

(h)        use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Purchasers to consummate the disposition of such Registrable Securities;

(i)        enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Securities, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(j)          make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested in connection with such registration statement; provided, however, that the Purchasers agree that information obtained as a result of such inspections shall be deemed confidential and shall not be used as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(k)        at the reasonable request of the managing underwriter(s) as to form and content, use its reasonable best efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(l)        otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to the Purchasers, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(m)        use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

(n)         if any event contemplated by Section 6.4(d) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(o)        cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter, including any “qualified independent underwriter,” or the Purchaser.

The Purchasers agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(d) hereof, the Purchasers will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(n) hereof, and, if so directed by the Company, the Purchasers will deliver to the Company all copies, other than permanent file copies, then in such their possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 6.5             Registration Expenses.  In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”):

(a)         all registration and filing fees (including, without limitation, with respect to filings to be made with the Financial Industry Regulatory Authority);

(b)         fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

(c)         printing expenses;

(d)         its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

(e)         the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 6.4(m), to list such Registrable Securities;

(f)          reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 6.4(k) hereof);

(g)         the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

(h)         reasonable fees and expenses of one counsel (up to $15,000.00) reasonably acceptable to the Company selected by the Purchasers incurred in connection with the registration of such Registrable Securities hereunder; and

(i)         fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to the rules of the Financial Industry Regulatory Authority.

The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Purchasers (or the agents who manage their accounts) or the fees and disbursements of any underwriter.

Section 6.6            Indemnification; Contribution.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Purchasers, each Person, if any, who controls the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of the Purchasers and each such controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Purchasers or on the Purchasers’ behalf expressly for use therein.

(b)           Indemnification by the Purchasers.  The Purchasers agree to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with respect to information furnished in writing by the Purchasers or on the Purchasers’ behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities.  The liability of the Purchasers under this Section 6.6(b) shall be limited to the aggregate cash and property received by the Purchasers pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

(c)           Conduct of Indemnification Proceedings.  If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Sections 6.6(a) or 6.6(b) above (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Sections 6.6(a) or 6.6(b) above (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:

(i)           the Indemnifying Party has agreed to pay such fees and expenses; or

(ii)           the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or

(iii)           the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party).

Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d)           Contribution.  If the indemnification provided for in this Section 6.6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and the Purchasers on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6.6(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.6(d), the Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which the Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6.7              Additional Covenants and Agreements of the Company.  With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Purchasers still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a)         make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)         file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)         so long as a Purchaser owns any Registrable Securities, furnish to such Purchaser, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company if not publicly available, and such other reports and documents of the Company as such Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing a Purchaser to sell any such securities without registration.

Section 6.8              Transfers of Registration Rights.  The provisions of this Article VI hereof will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (i) by operation of Law or (ii) to any Person to whom the Purchasers transfer Registrable Securities, provided that any such transferee shall not be entitled to rights pursuant to this Article VI unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions of this Article VI and executes and delivers to the Company an acknowledgment and agreement to such effect.

Section 6.9              Waiver of Registration Rights.  The rights of any Purchaser under any provision of this Article VI may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by the Purchasers holding not less than a majority of the Registrable Securities; provided, however, that no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Article VI unless the same consideration also is offered to all Purchasers that hold Registrable Securities.

ARTICLE VII
Additional Agreements

Section 7.1               Contractual Preemptive Rights

.  Subject to (i) the terms and conditions specified in this Section 7.1 and (ii) subject to Section 7.2 below regarding certain specific financing transactions, the Company hereby grants to the Purchasers a right of first offer with respect to future sales by the Company of New Securities.  Each Purchaser shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any New Securities, the Company shall first make an offering of such New Securities to Purchasers in accordance with the following provisions:

(a)          The Company shall deliver a notice in accordance with Section 9.6 (“New Security Notice”) to the Purchasers stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and (iii) the price and terms upon which it proposes to offer such New Securities.

(b)          By written notification received by the Company within twenty (20) calendar days after the giving of New Security Notice, each Purchaser may elect to purchase, at the price and on the terms specified in the New Security Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Common Stock issued and held by such Purchaser (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).  The Company shall promptly, in writing, inform each Purchaser that elects to purchase all the shares available to it (a “Fully Exercising Purchaser”) of any other Purchaser’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully Exercising Purchaser may elect to purchase that portion of the New Securities for which Purchasers were entitled to subscribe, but which were not subscribed for by the Purchasers, that is equal to the proportion that the number of shares of Common Stock issued and held by such Fully Exercising Purchaser (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c)          If all New Securities that Purchasers are entitled to obtain pursuant to Section 7.1(b) are not elected to be obtained as provided in Section 7.1(b) hereof, the Company may, during the thirty (30) day period following the expiration of the period provided in Section 7.1(b) hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the New Security Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within fifteen (15) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchasers in accordance herewith.

(d)          The right of first offer in this Section 7.1 shall not be applicable to (i) the issuance of (A) options to purchase up to 300,000 shares of Common Stock to employees, directors, consultants and other service providers, at an exercise price per share not less than the greater of (x) Series B Conversion Price (as defined in the Certificate of Designation) or (y) the Market Price (as defined in the Certificate of Designation), in each case, as in effect immediately prior to such issuance, and (B) up to 150,000 shares of restricted Common Stock, in each case under clauses (A) and (B), pursuant to the Company’s 2007 Omnibus Securities and Incentive Plan and for the primary purpose of soliciting or compensation for their past or future services, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof (including the Series A Preferred Stock), (iii) issuance of shares of Common Stock pursuant to the redemption Notes as described and in accordance with Section 7.5 and (iv) the issuance of Series B Preferred Stock pursuant to this Agreement (collectively, the “Excluded Issuances”).

Section 7.2                Certain Rights of First Offer.

(a)          Notwithstanding Section 7.1 above regarding the right of first offer of the Purchasers, if at any point the Company or any of its Subsidiaries proposes, directly or indirectly, an equity or debt financing (other than with respect to the Excluded Issuances and The PrivateBank senior secured indebtedness or any refinancing or replacement of such bank senior secured indebtedness), the Company shall deliver to the Purchasers written notice in accordance with Section 9.6 (the “Financing Notice”) setting forth the total amount (which can be a range of amounts) that the Company proposes to raise for purposes of completing one or both of the transactions set forth above and any other proposed terms and conditions of the proposed financing.

(b)          The Purchasers shall have the exclusive right (unless waived in writing by the Purchasers), for a period of 30 days after receipt of the Financing Notice, to deliver a proposed term sheet to the Company and to negotiate the proposed terms and conditions of the proposed financing for the transactions set forth in Section 7.2(a).

(c)          If the Company and the Purchasers have not executed a letter of intent with respect to the financing proposed by this Section 7.2 within such 30-day period, then the Company shall have the right, for a period of an additional 30 days after the expiration of such 30-day period, to solicit third party offers from, and negotiate with, any Person other than the Purchasers to enter into the proposed financing on terms no more favorable to the third party than those offered to the Purchasers as set forth in the Financing Notice delivered by the Company to the Purchasers with respect to such proposed financing.  If, within such additional 30-day period, the Company obtains a bona fide offer from a third party to enter into the financing proposed by this Section 7.2 on terms no more favorable to the third party than those offered to the Purchasers with the Company as set forth in the Financing Notice, then the Company shall deliver written notice thereof to the Purchasers.  In the event the Company does not obtain a third party offer within such 30-day period or such offer is on terms that are more favorable to the third party than those offered to the Purchaser as set forth in the Financing Notice, the Company shall not thereafter enter into any such financing without first delivering a new Financing Notice to the Purchasers and complying with the other provisions of this Section 7.2.

Section 7.3               Co-Sale Provisions.

(a)          Subject to subsection (g) below, any of the following transfers for value (for purposes of this Section 7.3 referred to as a “sale”) of shares of Common Stock or Preferred Stock shall be subject to this Section 7.3: (i) a sale by each of the Stockholders together in one transaction or a series of related transactions; (ii) a sale by any Stockholder (other than Sam Youngblood) of any of the shares of Common Stock held by such Stockholder that are subject to the lock-up agreements referred in Section 2.34 and Section 4.8 hereof; provided, however, that the Purchasers shall not have any rights pursuant to this Section 7.3(a)(ii) with respect to any such shares of Common Stock until such Stockholder (or any permitted transferee under clauses (A), (B), (C) or (D) below) sells in one or more transactions (whether or not related) more than 25% of such shares of Common Stock held by such Stockholder as of the date hereof; (iii) a sale by any Stockholder (other than Sam Youngblood) of shares of Common Stock held by such Stockholder to Argyle Joint Venture; (iv) a sale of Contributed Shares by Argyle Joint Venture as a result of the application of clause (C) below; or (v) in connection with a Co-Sale Control Event.  Notwithstanding anything to the contrary, the restrictions on transfer contained in this Section 7.3 shall not apply to (A) any sales of shares of Common Stock by the Stockholders pursuant to Rule 144 under the Securities Act; provided, however, that this in no way limits the registration rights of the Purchasers pursuant to Article VI, including, but not limited to, the piggy-back rights described in Section 6.2; (B) the transfer of any or all of the shares of Common Stock owned by a Stockholder, either during their lifetime or on death, by gift, will or intestate succession, to the immediate family of such Stockholder or to a trust the beneficiaries of which are exclusively such Stockholder and/or a member or members of such Stockholder’s immediate family; (C) the transfer of shares of Common Stock by any Stockholder (other than Sam Youngblood) by capital contribution to Argyle Joint Venture (the “Contributed Shares”); or (D) the transfer by a Stockholder to an Affiliate; provided, however, that in the case of clauses (B), (C) and (D) above, it shall be a condition to such transfer that the transferee executes and delivers to the Purchasers an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this Section 7.3, and there shall be no further transfer of such shares of Common Stock, except in accordance with this Section 7.3.  Shares to be transferred in connection with the transactions described in this Section 7.3 are referred to as the “Co-Sale Shares” and any Persons participating in such transaction are collectively referred to as the “Co-Seller.”

(b)          In connection with any proposed transfer that is subject to this Section 7.3, the Company shall give written notice to the Purchasers in accordance with Section 9.6 (the “Co-Sale Notice”) at least twenty (20) days prior to any proposed transfer that is subject to this Section 7.3.  The Co-Sale Notice shall specify the proposed transferee, whether such proposed transferee is willing to purchase shares of Common Stock or Preferred Stock then held by the Purchasers and, if so, the maximum number of shares of Common Stock or Preferred Stock such proposed transferee is willing to purchase from the Purchasers, the number of Co-Sale Shares to be transferred to such proposed transferee, the amount and type of consideration to be received therefor, and the place and date on which the transfer is expected to be consummated.  The Co-Sale Notice shall include an offer (the “Participation Offer”) by the Co-Seller to include in the proposed transfer on the terms described in paragraph (c) below a number of shares of Common Stock or Preferred Stock designated by the Purchasers, not to exceed, the product of (A) the sum of the aggregate number of Co-Sale Shares to be sold to the proposed transferee plus the maximum number of shares of Common Stock or Preferred Stock such proposed transferee is willing to purchase from the Purchasers and (B) a fraction with a numerator equal to the number of shares of Fully-Diluted Common Stock held by the Purchasers and a denominator equal to the number of shares of Fully-Diluted Common Stock held by the Co-Seller and the Purchasers.

(c)          Except as set forth herein and in paragraph (b) above, the per share consideration to be received for any shares of Common Stock or Preferred Stock included in a proposed transfer hereunder shall be the same per share consideration to be received as set forth in the Participation Offer.  The Purchasers shall notify the Company not more than five (5) business days after the date of the Co-Sale Notice, failing which the Purchasers shall not be entitled to participate in the proposed transfer.

(d)          The Participation Offer shall be conditioned upon the actual transfer of Co-Sale Shares pursuant to the transactions contemplated in the Co-Sale Notice with the transferee named therein.  If the Purchasers accept the Participation Offer, the number of Co-Sale Shares shall be reduced to the extent necessary so as to permit the Purchasers to sell the number of shares that they are entitled to sell under this Section 7.3, and the Co-Seller and the Purchasers shall sell the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Co-Sale Notice.  If the proposed transferee refuses to purchase from the Purchasers the number of shares that they are entitled to sell under this Section 7.3, then (i) the Co-Seller shall be entitled to sell up to the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Co-Sale Notice and (ii) the Co-Seller shall then purchase from the Purchasers, on the terms set forth in the Co-Sale Notice, up to the number of shares that they would have been entitled to sell under this Section 7.3 had the proposed transferee purchased such shares directly from the Purchasers in accordance with the terms of this Section 7.3.  The Purchasers shall not be liable under this Section 7.3 for any transaction costs associated with such a transfer other than the legal costs incurred by the Purchasers.

(e)          The Purchasers shall not be required to make any representations or warranties in connection with a transfer pursuant to this Section 7.3 other than representations and warranties as to (i) the Purchasers’ ownership of the shares of Common Stock or Preferred Stock to be transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement or the constituent documents of the Company, (ii) the Purchasers’ power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities Laws as the transferee may reasonably require; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by the Co-Seller and the Purchasers may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company; provided, however, any liability with respect of the Purchasers to any indemnification claim relating to representations and warranties, covenants or other agreements relating to the Company or any Co-Seller shall be several (and not joint and several) and the Purchasers’ liability with respect to such claims shall not exceed their proportionate share thereof based on their Fully-Diluted Common Stock ownership percentage relative to the Co-Seller.

(f)          The closing of such purchase by the transferee shall be on the same date that the transferee acquires the Co-Sale Shares, provided that the Purchasers have been given twenty (20) days advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding business day after the obtaining of all other governmental approvals reasonably deemed necessary by a party to the transfer.

(g)          Nothing in this Section 7.3 shall restrict or in any way inhibit the rights of the Purchasers to exercise their rights under the right of first refusal agreements described in Section 7.4.

Section 7.4                Right of First Refusal.

(a)          If, on or after the date hereof through January 31, 2010 (the “ROFR Period”), any Stockholder desires to, directly or indirectly, sell, assign, transfer, pledge, encumber, hypothecate, convey in trust, transfer by gift, bequest or descent, or otherwise dispose of, whether voluntarily or by operation of law (in any such case, a “Transfer”), any shares of capital stock of the Company (“Stock”), such Stockholder shall promptly deliver to the Purchasers a written notice signed by the Stockholder (the “ROFR Notice”) stating (a) the Stockholder’s bona fide intention to Transfer such Stock; (b) the name and address of each proposed transferee; (c) the number of shares of Stock to be Transferred to each transferee (the “ROFR Shares”) and (d) the cash purchase price per share.  A copy of any written offer, if available, shall be attached to the Notice. If a copy of a written offer is not available, a statement of the terms of the offer and any material facts shall be attached to the Notice.  The consideration for any proposed Transfer of Stock by a Stockholder during the ROFR Period shall be for cash only, unless otherwise previously consented to in writing by the Purchasers.

(b)          Each of the Purchasers shall have the irrevocable and exclusive option to purchase up to that number of the ROFR Shares equal to the product of (A) the number of ROFR Shares multiplied by (B) the respective pro rata share of such Purchaser based upon the ratio that the number of shares of Fully-Diluted Common Stock held by each of such Purchaser bears to the number of shares of Fully-Diluted Common Stock held by all of the Purchasers.  Within 10 days after delivery of the ROFR Notice, any of the Purchasers may deliver a written notice (the “Purchaser ROFR Notice”) to the Stockholder and each other Purchaser.  To the extent any Purchaser does not elect to purchase its full pro rata share of such remaining ROFR Shares or fails to deliver a notice within the applicable period, the other Purchasers, if they have elected to purchase their full pro rata share, shall be entitled, by delivering written notice to the Stockholder within five days following the expiration of such period, to purchase up to all of the remaining ROFR Shares based upon their respective pro rata holdings of Fully-Diluted Common Stock.  If there is an oversubscription, the oversubscribed amount shall be allocated among the Purchasers pro rata based upon the number of shares of Fully-Diluted Common Stock owned by each of them.  The delivery of the Purchaser ROFR Notice shall constitute an irrevocable commitment to purchase such ROFR Shares for the per share cash purchase price set forth in the  Notice and on the other terms set forth in this Agreement.

(c)          The purchase price for the ROFR Shares to be purchased by the exercising Purchasers pursuant to this Agreement shall be paid within 15 days after expiration of all applicable periods set forth above. Payment of the purchase price shall be made in cash by wire transfer of immediately available funds.  Upon delivery of the purchase price, the Stockholder shall have no further rights as a holder of the ROFR Shares, and the Stockholders shall immediately cause all certificate(s) evidencing such ROFR Shares to be surrendered for transfer to the purchasing Purchaser, duly endorsed for transfer or accompanied by duly executed stock powers.

(d)          If the Purchasers have not elected to purchase all of the ROFR Shares, then the Stockholder shall not be required to sell any of the ROFR Shares to the Purchasers and may transfer all of the ROFR Shares to any person named as a transferee in the Notice at the cash purchase price set forth in the Notice or a higher cash price, provided that such Transfer (i) is consummated within 60 days after the expiration of all applicable periods set forth above, (ii) is on terms no more favorable than the terms proposed in the Notice, and (iii) is in accordance with all the terms of this Agreement.  If the ROFR Shares are not so Transferred during such period, then the Stockholder may not Transfer any of such ROFR Shares without complying again in full with the provisions of this Agreement.

Section 7.5              Redemption of Notes.  As soon as practicable after the Closing, but in no event later than January 23, 2009, the Company shall have consummated the redemption of Notes for shares of Common Stock pursuant to the “Redemption of Note by Maker” provision of each of the Notes.

Section 7.6              Information.  At the request of the Purchasers, the Company shall provide to the Purchasers all information which is delivered to the Company’s board of directors, provided, however, that the Company shall not be required to provide any information which (i) would cause a breach of an attorney-client privilege or (ii) is information which the Company deems to be material non-public information, in which case, the Purchasers may in its sole discretion execute a confidentiality agreement in form and substance agreeable to the Company and the Purchasers with respect to such material non-public information, and thereafter, the Company shall provide such information to the Purchasers.

ARTICLE VIII
Definitions

Section 8.1              Definitions.  The following capitalized terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing); provided, however, for purposes of Section 7.3 hereof, Argyle New Ventures shall be deemed an Affiliate of Bob Marbut, but Argyle Joint Venture shall not be deemed an Affiliate of any Stockholder.

“Argyle Joint Venture” means Argyle Joint Venture, a joint venture between Argyle Global Opportunities, LP, and Argyle Global Opportunities II, LP, each of which is a Texas limited partnership.

“Argyle New Ventures” means Argyle New Ventures, LP, a Texas limited partnership.

“Blair” means William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership.

“Business Day” means a day Monday through Friday on which banks are generally open for business in San Antonio, Texas.

“Bylaws” has the meaning set forth in Section 2.3.

“Certificate of Designation” has the meaning set forth in the recitals to this Agreement.

“Certificate of Incorporation” has the meaning set forth in Section 2.3.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Commitment Fee” has the meaning set forth in Section 1.3.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” means Argyle Security, Inc., a Delaware corporation.

“Contributed Shares” has the meaning set forth in Section 7.3(a).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares, up to a maximum of 2,727,300 Shares, subject to adjustments under (i) the anti-dilution provisions of the Certificate of Designation or (ii) upon a Liquidation (as defined in the Certificate of Designation).

“Co-Sale Control Event” means the consummation of (i) the transfer (in one or a series of related transactions) of 50% or more of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to a Person or a group of Persons acting in concert, (ii) the transfer or issuance (in one or a series of related transactions) of securities of the Company to one Person or a group of Persons acting in concert, or (iii) an amalgamation, merger, consolidation, reorganization or similar transaction involving the Company, in the case of clauses (ii) and (iii) above, under circumstances in which immediately following such transaction, a Person or group of Persons collectively own a majority in voting power of the then outstanding voting power or equity securities, other than a Person or group of Persons who holds a majority interest as of the date hereof.  A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of amalgamation, merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes 50% or more of the consolidated assets of the Company will be deemed a “Co-Sale Control Event.”

“Co-Sale Notice” has the meaning set forth in Section 7.3(b).

“Co-Sale Shares” has the meaning set forth in Section 7.3(a).

“Co-Seller” has the meaning set forth in Section 7.3(a).

“Delaware Court” has the meaning set forth in Section 9.1.

“Disclosure Schedules” has the meaning set forth in the introductory paragraph to Article II.

“Escrow Agreement” has the meaning set forth in Section 2.34.

“Evaluation Date” has the meaning set forth in Section 2.8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” has the meaning set forth in Section 7.1(d).

“Financial Statements” has the meaning set forth in Section 2.7.

“Financing Notice” has the meaning set forth in Section 7.2(a).

“Fully-Diluted Common Stock” means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Fully Exercising Purchaser” has the meaning set forth in Section 7.1(b).

“Governmental Contract” has the meaning set forth in Section 2.26(d).

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any Government, whether federal, state or local, domestic or foreign.

“Indemnified Party” has the meaning set forth in Section 6.6(c).

“Indemnifying Party” has the meaning set forth in Section 6.6(c).

“Intellectual Property” has the meaning set forth in Section 2.11.

“ISI” means ISI Security Group, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Law” means any applicable statute, law, code, ordinance, rule, regulation, order, permit, license, certificate, writ, judgment, injunction or decree promulgated by any governmental authority having jurisdiction.

 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, financial condition or prospects of the Company and the Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

“Material Agreements” has the meaning set forth in Section 2.7.

“Maximum Number of Shares” has the meaning set forth in Section 6.2(b)(i).

“Merger Agreement” has the meaning set forth in Section 2.34.

“New Securities” means any shares of, or securities convertible into or exchangeable or exercisable for any shares of, the Company’s capital stock which are issued after the Closing Date, but shall not include (i) the Series A Preferred Stock or (ii) the “Rodman Warrants” issued by the Company pursuant to the December 18, 2007 letter agreement between the Company and Rodman and Renshaw, LLC.

“New Security Notice” has the meaning set forth in Section 7.1(a).

“Notes” means the Subordinated Convertible Promissory Notes dated July 31, 2007 between the Company and each of Don Carr, Sam Youngblood, Mark McDonald, Tim Moxon, Robert Roller, Neal Horman, Youngblood Charitable Remainder Unitrust and Blair.

“Offering” has the meaning set forth in Section 2.19.

“Other Material Agreements” has the meaning set forth in Section 2.26.

“Participation Offer” has the meaning set forth in Section 7.3(b).

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Purchase Price” has the meaning set forth in Section 1.1.

“Purchaser” or “Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

“Purchaser ROFR Notice” has the meaning set forth in Section 7.4(b).

“Registrable Securities” means the Conversion Shares held by the Purchasers as of the date of the filing of a Registration Statement.

“Registration Expenses” has the meaning set forth in Section 6.5.

“ROFR Notice” has the meaning set forth in Section 7.4(a).

“ROFR Period” has the meaning set forth in Section 7.4(a).

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.7.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Seller Notes” means collectively, (i) the Notes, (ii) Guaranteed Convertible Promissory Note dated January 1, 2008, issued by ISI Detention Contracting Group, Inc. in favor of Peterson Detention, Inc., in the original principal amount $1,500,000 (executed by Michael Peterson), (iii) Guaranteed Convertible Promissory Note dated January 1, 2008, issued by ISI Detention Contracting Group, Inc. in favor of Peterson Detention, Inc., in the original principal amount $1,500,000 (executed by Leonard Peterson), (iv) the Subordinated Promissory Note dated January 31, 2008, issued by ISI Controls, Ltd. in favor of Jeffrey E. Corcoran and Janell D. Corcoran, in the original principal amount of $3,515,000.

“Series A Preferred Stock” means the 18,750 shares of Series A Convertible Preferred Stock issued in the transactions contemplated by that certain Securities Purchase Agreement between the Company, the Stockholders and the Purchasers dated April 22, 2008.

“Series B Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Stock” has the meaning set forth in Section 7.4(a).

“Stockholders” has the meaning set forth in the introductory paragraph to this Agreement.

“Subsidiary” or “Subsidiaries” has the meaning set forth in Section 2.5.

“The PrivateBank” means the PrivateBank and Trust Company, an Illinois banking corporation.

“Transfer” or “Transferred” has the meaning set forth in Section 7.4(a).

Section 8.2             Certain Interpretations.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “or” is not exclusive and “include”, “includes” and “including” are not limiting; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to a Person are also to its permitted successors and assigns; (v) references to an “Article,” “Section,” “Subsection,” “Exhibit” or “Schedule” refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; and (vi) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

ARTICLE IX
Governing Law; Miscellaneous

Section 9.1            Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.  Each of the parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum..  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 9.2             Counterparts; Signatures by Facsimile or .PDF.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or .pdf of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 9.3             Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 9.4             Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

Section 9.5             Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) and any confidentiality agreement entered into between the Company and a Purchaser (which confidentiality agreement shall continue to be in full force and effect) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the aggregate number of Shares then held by the Purchasers under this Agreement.  Any amendment or waiver effected in accordance with this Section 9.5 shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding (including securities into which such Shares are convertible), each future holder of all such securities, and the Company.

Section 9.6             Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)        upon personal delivery to the party to be notified;

(b)        when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c)         five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)        one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

The addresses for such communications are:

If to the Company
or to the Stockholders:	Argyle Security, Inc.
12903 Delivery Drive
San Antonio, Texas 78216
Attention: Donald F. Neville
Facsimile: (210) 495-5613

With a copy to:	Cox Smith Matthews Incorporated
112 E. Pecan Street, Suite 1800
San Antonio, Texas 78205
Attention: William J. McDonough, Jr.
Facsimile: (210) 226-8395

If to a Purchaser:  To the address set forth immediately below such Purchaser’s name on Exhibit A hereto.

With a copy to:	Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
Attention: Chris A. Ferazzi
Facsimile: (713) 226-6626

Each party will provide ten (10) days’ advance written notice to the other parties of any change in its address.

Section 9.7              Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.8 hereof.

Section 9.8             Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.9             Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.10           No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 9.11           Equitable Relief.  The Company recognizes that if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case.  Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

Section 9.12           Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive until the date 90 days after the expiration of the applicable statute of limitations.

Section 9.13           Independent Nature of Purchasers’ Obligations and Rights.  Except as otherwise provided herein, the obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed Affiliates with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers, the Company and the Stockholders have caused this Agreement to be duly executed as of the date first above written.

COMPANY ARGYLE SECURITY, INC.

By:	/s/ Donald F. Neville
Name:	Donald F. Neville

Title:	Chief Financial Officer

STOCKHOLDERS (solely for purposes of Sections 7.3 and 7.4)

/s/ Sam Youngblood
Sam Youngblood

/s/ Bob Marbut
Bob Marbut

/s/ Ron Chaimovski
Ron Chaimovski

Securities Purchase Agreement
Company and Stockholder Signature Page

PURCHASERS

MEZZANINE MANAGEMENT FUND IV A, L.P.

By:	/s/ S. Arthur Morris
Name:	S. Arthur Morris
Title:	Authorized Signatory

MEZZANINE MANAGEMENT FUND IV COINVEST A, L.P.

By:	/s/ S. Arthur Morris
Name:	S. Arthur Morris
Title:	Authorized Signatory

Securities Purchase Agreement
Purchaser Signature Page

EXHIBIT A

SCHEDULE OF PURCHASERS FOR THE CLOSING

Purchaser	Shares	Purchase Price

Name: Mezzanine Management Fund IV A, L.P.	26,860	$2,954,600.00

Address: c/o MML Capital Partners 333 Ludlow Street North Tower, Second Floor Stamford, Connecticut 06902

Residency: Bermuda

Name: Mezzanine Management Fund IV Coinvest A, L.P.	413	$45,430.00

Address: c/o MML Capital Partners 333 Ludlow Street North Tower, Second Floor Stamford, Connecticut 06902

Residency: Bermuda

Total	27,273	3,000,030.00

Exhibit A

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION

Exhibit B

EXHIBIT C

FORM OF CLOSING LEGAL OPINION

Exhibit C